UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2020

IAC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-236420-01	84-3727412
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File No.)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 314-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Transaction Agreement

On June 22, 2020, IAC Holdings, Inc. (“New IAC”), IAC/InterActiveCorp, a Delaware corporation and the sole stockholder of New IAC (“IAC”), Match Group, Inc. (“Match”), and Valentine Merger Sub LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of IAC (“New Match Merger Sub”), entered into a letter agreement (the “Amendment”) amending the Transaction Agreement, dated as of December 19, 2019 and as amended on April 28, 2020, by and among New IAC, IAC, Match and New Match Merger Sub (the “Transaction Agreement”). Subject to the terms and conditions set forth in the Transaction Agreement, the businesses of Match will be separated from the remaining businesses of IAC through a series of transactions (the “Separation”) that will result in the pre-transaction stockholders of IAC owning shares in two, separate public companies: (1) IAC, which will be re-named “Match Group, Inc.” (referred to in this report as “New Match”) and which will own the businesses of Match and certain IAC financing subsidiaries, and (2) New IAC, which will be re-named “IAC/InterActiveCorp” and which will own IAC’s other businesses. IAC is currently the indirect owner of a majority equity stake in Match.

The Amendment revises the treatment of fractional shares that would otherwise be issuable to record holders of Match common stock in the Separation to provide that such holders will receive cash in lieu of fractional shares.

The Amendment also provides for an extension of the election deadline for record holders of shares of Match common stock (other than IAC, Match and their wholly owned subsidiaries) in connection with the Separation to 5:00 p.m. New York City time on June 25, 2020.

Except as modified by the Amendment, the terms of the Transaction Agreement and Amendment to the Transaction Agreement in the form filed by IAC as Exhibit 2.1 to the Current Report on Form 8-K filed by IAC on December 20, 2019 and Exhibit 2.1 to the Current Report on Form 8-K filed on April 28, 2020, respectively, with the U.S. Securities and Exchange Commission are unchanged.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
2.1	Amendment No. 2 to Transaction Agreement, dated as of June 22, 2020, by and among IAC Holdings, Inc., IAC/InterActiveCorp, Match Group, Inc. and Valentine Merger Sub LLC.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC HOLDINGS, INC.

By:	/s/ Gregg Winiarski
Name:	Gregg Winiarski
Title:	Executive Vice President, General Counsel & Secretary

 Date: June 23, 2020